UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2014

TRI Pointe Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35796	27-3201111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19520 Jamboree Road, Suite 200, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 478-8600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations

To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 8.01	Other Events

The Board of Directors of TRI Pointe Homes, Inc., a Delaware corporation, (the “Company”) has set June 23, 2014 as the date of the Company’s Annual Meeting of Stockholders (the “2014 Annual Meeting”). Stockholders of record at the close of business on May 13, 2014 will be entitled to vote at the 2014 Annual Meeting. The time and location of the 2014 Annual Meeting will be as set forth in the Company’s proxy statement for the 2014 Annual Meeting.

Because the Company did not hold an annual meeting of stockholders in 2013, the deadline for submission of proposals by stockholders intended to be included in TRI Pointe’s 2014 proxy statement and form of proxy is a reasonable time before TRI Pointe begins to print and send proxy materials. Stockholders who wish to have such a proposal included in the Company’s proxy statement and form of proxy for the 2014 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must ensure that such proposal is received by the Company’s Secretary at 19520 Jamboree Road, Suite 200, Irvine, California 92612 on or before the close of business on May 13, 2014, which the Company has determined to be a reasonable time before it begins to print and mail its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy statement for the 2014 Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s Bylaws, stockholders who intend to nominate a person for election as a director or submit a proposal regarding any other matter of business at the 2014 Annual Meeting (other than proposals submitted for inclusion in the Company’s proxy statement for the 2014 Annual Meeting pursuant to Rule 14a-8 as described above) must ensure that written notice of such proposal (including all of the information and the representation and agreement specified in the Company’s Bylaws) is received by the Company’s Secretary at the address specified above no later than the close of business on May 15, 2014. Any such proposal must meet the requirements set forth in the Company’s Bylaws in order to be considered at the 2014 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2014

TRI Pointe Homes, Inc.

By	/s/ Douglas F. Bauer
Douglas F. Bauer, Chief Executive Officer

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